Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3(Nos. 333-112601 and 333-119687), on Forms S-4 (Nos. 333-113929, 333-80621 and 333-76956), and on FormsS-8 (Nos. 333-111020, 333-32320, 333-38321, and 333-20523) of Vail Resorts, Inc.of our report dated March 7, 2005 relating to the consolidated financial statements of Bachelor Gulch Resort, L.L.C., which appears in this Form 10-K/A.

/S/ PricewaterhouseCoopers, LLP

Denver, Colorado

March 7, 2005